Exhibit 10.4.3 (c)

                       AMENDMENT TO EMPLOYMENT AGREEMENT

     This Amendment to Employment Agreement  ("Amendment") is made this 30th day
of  August,   2004  (the  "Amendment   Date")  between  the  following   parties
("Parties"):

          (i)  BOK Financial Corporation, an Oklahoma corporation ("BOKF"); and,

          (ii) W. Jeffery Pickryl, an individual currently residing in Tulsa, Oklahoma (the "Executive").

     BOKF and Executive, in consideration of the promises and covenants set forth herein (the receipt and adequacy of which are hereby acknowledged) and intending to be legally bound hereby, agree as follows:

(1)  Purpose of This Agreement. The purpose of this Amendment is as follows:

     (a)  Executive  and  BOKF  have   heretofore   entered  into  that  certain
          Employment Agreement dated September ___, 2003 (the "Agreement").

     (b)  Executive and BOKF desire to amend the Agreement.

     (c) This Amendment sets forth the agreement of Executive and BOKF respecting the amendment to the Agreement.

(2) Additional Agreement Respecting Termination Without Cause. In the event Executive is terminated without cause (as hereafter defined), in addition to the provisions respecting termination without cause provided in the
     Agreement:

     (a) All options to acquire Common Stock of BOKF which (i) have, as of the date of such termination, been issued to Executive pursuant to one or more BOKF Stock Option Plan (the "Plans")and (ii) have not, as of the date of

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          such  termination,  vested in accordance  with the  provisions of such
          Plans, shall vest as follows:

          (i) If Executive has reached the age of 60 years, but has not reached the age of 61 years, all unvested options which would have vested had Executive continued to be employed for five (5) years following the effective date of such termination shall vest;

          (ii) If Executive has reached the age of 61 years, but has not reached the age of 62 years, all unvested options which would have vested had Executive continued to be employed for four (4) years following the effective date of such termination shall vest;

          (iii)If Executive has reached the age of 62 years, but has not reached the age of 63 years, all unvested options which would have vested had Executive continued to be employed for three (3) years following the effective date of such termination shall vest;

          (iv) If Executive has reached the age of 63 years, but has not reached the age of 64 years, all unvested options which would have vested had Executive continued to be employed for two (2) years following the effective date of such termination shall vest;

          (v) If Executive has reached the age of 64 years, but has not reached the age of 65 years, all unvested options which would have vested had Executive continued to be employed for one (1) year following the effective date of such termination shall vest.

     (b) All options which vest pursuant to the provisions of the preceding sub-paragraph shall expire if not exercised on or before the 90th calendar day following the effective date of such termination.

(3) Definition of Without Cause. Solely for the purposed of this Amendment, Executive shall be deemed to have been terminated for cause if the Executive was terminated for unsatisfactory performance of his duties and responsibilities.

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     (a)  Executive shall be deemed to have been  terminated for  unsatisfactory performance only when a majority of the members of the Board of Directors of the BOKF finds that, in the good faith opinion of such majority, the Executive has failed to satisfactorily perform his duties and responsibilities after reasonable notice and an opportunity to achieve a satisfactory level of performance, such finding to have been made after at least twenty (20) business days' notice to the Executive and an opportunity for the Executive, together with his counsel, to be heard before such majority (in such manner and for such period of time as the Board, in its good faith discretion shall determine).

     (b) A material reduction in responsibility or title shall be deemed a termination within the meaning of this paragraph and paragraph 2.

     (c) The determination of such majority, made as set forth above, shall be binding upon the BOKF and the Executive.

     (d) The effective date of a termination for cause shall be the date of the action of such majority finding the termination was with cause

(4) Ratification of the Agreement. The Agreement shall remain in full force and effect.

(5) Miscellaneous Provisions. The Miscellaneous Provisions of Paragraph 10 of the Agreement shall apply to this Amendment.

Dated as of the Amendment Date.


                                        BOK FINANCIAL CORPORATION

                                                /s/ Stanley A. Lybarger
                                        By____________________________________

                                                /s/ W. Jeffrey Pickryl
                                        ------------------------------------
                                                 Executive's Signature